Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and any amendments to it with respect to the Class I common stock, par value $0.01 per share, Class S common stock, par value $0.01 per share, Class D common stock, par value $0.01 per share, Class T common stock, par value $0.01 per share, Class C common stock, no par value per share, and Class E common stock, no par value per share, of Brookfield Real Estate Income Trust Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to those joint filings. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Date: October 4, 2024

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
Name:	Swati Mandava
Title:	Managing Director, Legal & Regulatory

BROOKFIELD HOLDINGS CANADA INC.

By:	/s/ Swati Mandava
Name:	Swati Mandava
Title:	Director

BROOKFIELD CORPORATE TREASURY LTD.

By:	/s/ Swati Mandava
Name:	Swati Mandava
Title:	Director

BROOKFIELD OAKTREE HOLDINGS, LLC

By:	/s/ Nicholas Goodman
Name:	Nicholas Goodman
Title:	Chief Executive Officer

OCG NTR HOLDINGS, LLC

By:	/s/ Michelle Campbell
Name:	Michelle Campbell
Title:	Director

BUSI II GP-C LLC

By:	/s/ Michelle Campbell
Name:	Michelle Campbell
Title:	Secretary

BUSI II-C L.P., by its general partner, BUSI II GP-C LLC

By:	/s/ Michelle Campbell
Name:	Michelle Campbell
Title:	Secretary

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Richard Ting
Name:	Richard Ting
Title:	Managing Director and General Counsel

BROOKFIELD ASSET MANAGEMENT LTD.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director

BROOKFIELD ASSET MANAGEMENT ULC

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Managing Director

BPG MANAGER HOLDINGS GP ULC

By:	/s/ Valerie Tso
Name:	Valerie Tso
Title:	President

BPG MANAGER HOLDINGS L.P., by its general partner, BPG Manager Holdings GP ULC

By:	/s/ Valerie Tso
Name:	Valerie Tso
Title:	President

BROOKFIELD US HOLDINGS INC.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Director

BROOKFIELD US INC.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Secretary

BROOKFIELD PROPERTY MASTER HOLDINGS LLC

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director

BROOKFIELD PROPERTY GROUP LLC

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director

BROOKFIELD PUBLIC SECURITIES GROUP HOLDINGS LLC

By:	/s/ Brian Hurley
Name:	Brian Hurley
Title:	Chief Operating Officer

BROOKFIELD PUBLIC SECURITIES GROUP LLC

By:	/s Brian Hurley
Name:	Brian Hurley
Title:	Chief Operating Officer

BIM CAPITAL LLC

By:	/s/ Brian Hurley
Name:	Brian Hurley
Title:	Chief Operating Officer

BROOKFIELD REIT ADVISER LLC

By:	/s/ Melissa Lang
Name:	Melissa Lang
Title:	Managing Director